Exhibit 99.1

For Immediate Release

Contact: Erin Leventhal Kintera Inc. erin.leventhal@kintera.com Office: 858-795-8979

Kintera Signs $10.1 Million in New Contracts for Second Quarter 2006

Company Announces Increased Adoption of Kintera’s

Software as a Service Platform, Social CRM

SAN DIEGO – July 18, 2006 – Kintera® Inc. (NASDAQ: KNTA) today announced that the company signed new contracts with a fixed value totaling approximately $10.1 million in the three months ended June 30, 2006. This figure does not include potential revenue from transaction or other usage fees, or future up-sells that may be recognized under these contracts.

Kintera’s comprehensive software as a service technology platform (SaaS), Kintera Sphere™, which includes the company’s recently launched social constituent relationship management (CRM) system, has been the key driver of increased adoption among both existing and new nonprofit client organizations. Kintera has signed contracts for social CRM spanning more than 1.4 million constituent records, and continues to experience the ability of social CRM to influence other buying decisions.

“Kintera is the only provider in the nonprofit space to offer the comprehensive SaaS solution that organizations need to effectively raise more money, reach more people and run more efficiently. Nonprofits benefit from the low total cost of ownership and rapid return on investment that Kintera’s SaaS platform offers, in addition to its rapid deployment and minimal start-up costs,” said Harry E. Gruber, M.D., Kintera CEO. “Kintera’s momentum continues to build as nonprofits increase the breadth and depth of their use of Kintera Sphere within their organizations.”

Kintera’s social CRM system enables organizations to drive all interactions based on comprehensive knowledge of constituents and provides a single, interactive system to manage relationships. Uniting constituents’ online and offline experiences into one database, Kintera’s social CRM system provides nonprofits and constituents with a total view of the constituent’s relationship with the organization.

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including giving convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation.

More than 15,000 accounts in the nonprofit, government and corporate sectors use Kintera’s “software as a service” innovations, including the Friends Asking Friends® fundraising program and Kintera Sphere™, an enterprise-grade software platform that provides a secure, scaleable and reliable system for social constituent relationship management (CRM), enabling organizations to drive all interactions based on comprehensive knowledge of constituents. Additionally, Kintera FundWare® provides award-winning financial management software developed for nonprofit organizations and governments.

9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com

For more information about Kintera’s software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, The Giving Experience, social CRM and FundWare are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements (including, without limitation, express or implied statements regarding the ultimate value to be realized by the company under the contracts signed during the second quarter, growth in the market for Kintera’s services and increased demand for Kintera’s social CRM) that involve risks and uncertainties. The fixed value of signed contracts is not indicative of revenue to be recognized in the second quarter as revenue is recognized from these contracts over the terms of the contracts. The exact timing and amount of revenue related to these contracts will depend upon the terms of the contracts and Kintera’s revenue recognition policies. The amount disclosed above does not include potential revenue from transaction or other usage fees, or future up-sells that may be recognized under these contracts. Because individual contracts can be large, the fixed value of signed contracts per quarter is expected to vary significantly from quarter to quarter. These forward-looking statements represent our estimates and assumptions only as of the date hereof. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

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9605 Scranton Road, Suite 200 · San Diego, CA 92121 · 858.795.3000 · www.kintera.com